UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) OMNI Energy Services Corp. (the “Company”) previously disclosed in its Form 12b-25 dated May 18, 2010 and in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2010, that it was unable to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 due to the internal review by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), with the assistance of management, related to the Company’s accounting for subordinated promissory notes in connection with certain acquisitions which occurred in prior periods. The Audit Committee and management have now completed the internal review and have concluded that the Company’s previously issued financial statements included in the following reports filed with the Commission should no longer be relied upon: (1) the audited consolidated financial statements for the fiscal years ended December 31, 2009, 2008, 2007 and 2006, included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2009, 2008, 2007 and 2006, respectively, and (2) the interim period unaudited financial statements for the quarterly periods in each of the fiscal years ended December 31, 2009, 2008, 2007 and 2006, each as included in the Company’s Quarterly Reports on Form 10-Q for each such quarterly period.

The Audit Committee and management initially commenced the referenced internal review during the first quarter of 2010 regarding how the Company has accounted for subordinated promissory notes issued in connection with six acquisitions of businesses or assets between 2006 and 2008. The subordinated promissory notes were issued to certain former owners of the acquired businesses or assets and included future payments contingent on the continued employment of such former owners with the Company. The Company accounted for these payments as purchase consideration in accordance paragraph 26 of Financial Accounting Standards (FAS) 141 “Business Combinations”. The Company engaged an independent third party accounting firm to assist in its review of this accounting treatment and sought guidance from the staff of the Commission. Based upon the guidance obtained from the staff of the Commission, management concluded that the contingent consideration associated with the subordinated promissory notes should have been accounted for as compensation for services in accordance with EITF 95-8 “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination” and management has determined that restatement is appropriate.

After discussions with the Audit Committee and the Company’s independent registered public accounting firm, management has determined that it will file the requisite amended financial statements as soon as practicable.

The Board discussed the matters disclosed in this Current Report on Form 8-K with the Company’s current independent registered public accounting firm, Grant Thornton LLP. Additionally, management informed the Company’s former independent registered public accounting firms of its conclusions concerning these matters in respect of the periods 2006, 2007 and 2008 which they opined on.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: July 22, 2010

	By:	/s/ Ronald D. Mogel
Senior Vice President and Chief Financial Officer